EXHIBIT 23.8


ROSCOE POSTLE ASSOCIATES INC.          Suite 1210
                                       55 University Avenue
                                       Toronto, Ontario
                                       M5J 2H7
                                       Tel:  (416) 947-0907
                                       Fax:  (416) 947-0395



March 17, 1997


Dakota Mining Corporation
410 Seventeenth Street, Suite 2450
Denver, CO
U.S.A.  80202


Gentlemen:


         We hereby consent to the reference to our report dated October 24, 1996 entitled "Report on the Illinois Creek Project for USMX, Inc." contained in the Registration Statement on Form S-4, of Dakota Mining Corporation (the "Company") which Form S-4 is incorporated by reference into (i) the Registration Statement, as amended, of the Company, on Form S-3 (File No. 33-73958), and (ii) the Registration Statement of the Company, on Form S-8 (File 33-68872).


Sincerely,

ROSCOE POSTLE ASSOCIATES INC.



/c/s/ William E. Roscoe
William E. Roscoe, Ph.D., P.Eng.
President